UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2012

BRE Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

525 Market Street, 4th Floor, San Francisco, CA	94105-2712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 445-6530

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencernent communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operations and Financial Condition

On October 30, 2012, we issued a press release and supplemental financial data with respect to our financial results for the quarter September 30, 2012. Copies of the press release and supplemental financial data are furnished as Exhibit 99.1 and Exhibit 99.2 to this report, respectively. The information contained in this Item 2.02 and the attached Exhibit 99.1 and Exhibit 99.2 are furnished to, and not filed with, the Securities and Exchange Commission.

ITEM 8.01	Other Events

October 30, 2012 (San Francisco) We reported operating results for the quarter ended September 30, 2012. All per share results are reported on a fully diluted basis.

Third Quarter Operational and Financial Highlights

•

Quarterly funds from operations (FFO) totaled $32.5 million, or $0.42 per share. FFO for the third quarter includes a $15.0 million non-routine, non-cash impairment charge taken in conjunction with the decision to sell land in Anaheim, CA that the company previously intended to develop. Quarterly net income available to common shareholders totaled $12.9 million, or $0.17 per share.

•	Excluding the non-routine charge, FFO totaled $47.5 million, or $0.62 per share.

•

Year-over-year third-quarter same-store revenues and net operating income (NOI) increased 5.3% and 6.6%, respectively. On a sequential basis from the second quarter to the third quarter of 2012, same-store revenues and NOI both increased by 2.0%.

•	Physical occupancy averaged 95.5%; annualized turnover within the same-store portfolio was 71% for the quarter. Average revenue per occupied home for the quarter was $1,626.

•	Sold interests in three unconsolidated joint ventures for gross proceeds of $26.9 million and a gain on sales of $6.0 million.

•	Issued $300 million of 10.5 year senior unsecured notes with a coupon of 3.375%.

•	We did not issue any stock under its at-the-market (ATM) equity program.

Third Quarter 2012

To reduce the overall size of our development pipeline, we decided to take the following actions: (1) seek a joint venture partner for the development of two land parcels it owns in Pleasanton, CA; and (2) sell the two land parcels that compose its Park Viridian II site in Anaheim, CA which resulted in the previously noted impairment charge. The carrying value of the Anaheim parcels was reduced from $38.1 million to $23.1 million and is recorded in Other Assets as of September 30, 2012.

While there can be no assurances that we will complete the contemplated actions, the active and wholly-owned development pipeline will have a total estimated cost of $871 million of which approximately $445 million remains to be funded through the first quarter of 2015. The active and wholly-owned pipeline consists of our Lawrence Station, Aviara, Solstice, Wilshire La Brea, Mission Bay and Redwood City projects.

To date, we have funded $34 million, or 20%, of the $171 million total estimated development cost on the Pleasanton sites.

We intend to fund the balance of the active and wholly-owned pipeline with proceeds from the future disposition of certain older, slower growth communities in its existing portfolio as well as from funds available under its $750 million unsecured revolving credit facility which had no outstanding balance as of the date of this release.

Funds from operations, the generally accepted measure of operating performance for real estate investment trusts, totaled $32.5 million, or $0.42 per share, for the third quarter of 2012, as compared with $41.5 million, or $0.55 per share, for the quarter ended September 30, 2011. Net income available to common shareholders for the third quarter totaled $12.9 million, or $0.17 per share, as compared with $17.1 million, or $0.23 per share, for the same period 2011 (a reconciliation of net income available to common shareholders to FFO is provided at the end of this release). The third quarter 2012 net income per share included gains on sales of unconsolidated partnership interests of $6.0 million, or $0.08 per share.

Our year-over-year earnings and FFO results reflect the impact of the following during 2012: (1) increases in same-store community-level operating results over 2011 levels; (2) incremental NOI from acquired and newly completed communities; and (3) a reduction in interest expense and preferred stock dividends due to lower leverage levels, offset by (4) a higher level of outstanding shares from equity issued in 2011 and 2012.

Same-Store Community Results

We define same-store communities as stabilized apartment communities owned by the company for two comparable twelve month periods. Of the 21,240 apartment homes owned directly by us, same-store homes totaled 19,878 for the quarter.

On a year-over-year basis, overall same-store revenues and NOI increased 5.3% and 6.6%, respectively, for the third quarter. The revenue increase was driven by a 5.5% increase in revenue earned per occupied home during the quarter and a 20-basis-point decrease in year-over-year financial occupancy levels. Annualized turnover during the third quarter was 71%, as compared with 70% during the third quarter of 2011. Same-store expenses increased 2.4% over third quarter 2011 levels.

On a sequential basis, same-store revenue and NOI increased 2.0%, and expenses increased 1.9% over second quarter 2012 levels. The sequential quarter increase in revenues was driven by a 1.7% increase in revenue earned per occupied home during the third quarter and by a 30 basis-point increase in financial occupancy.

Investment Activity

As of September 30, 2012, the first 175 homes had been delivered on our Lawrence Station development in Sunnyvale, CA. At quarter end, the community had 87 occupied homes and had leased a total of 112 homes. Leasing velocity has averaged 37 homes per month since opening in late June.

During the quarter, we exercised our option contract to purchase a land site in Redwood City, CA for $11.4 million.

In September 2012, Calavera Point and Pinnacle at the Creek, two communities located in Denver, Colo., owned in unconsolidated joint ventures, were sold to third parties. Also in September, Pinnacle Galleria, a community located in Sacramento, CA also owned in an unconsolidated joint venture, was sold to a third party. Our share of the proceeds from the property sales totaled $26.9 million and resulted in a gain of $6.0 million (inclusive of a promote of $2.3 million). The gain and promote are excluded from FFO per share results.

Capital Markets Activity

On August 13, 2012, we issued $300 million of 10.5 year senior unsecured notes with a coupon of 3.375%. Proceeds derived from the offering were used to repay outstanding borrowings under our $750 million unsecured revolving credit facility. Our revolving credit facility remains undrawn as of the date of this release. Excluding the revolving credit facility renewal in 2015, we do not have any meaningful debt maturities until 2017.

Common and Preferred Dividends Declared

On October 30, 2012, our Board of Directors approved regular common and preferred stock dividends for the quarter ending December 31, 2012. All common and preferred dividends will be payable on Monday, December 31, 2012 to shareholders of record on Friday, December 14, 2012. The quarterly common dividend payment of $0.385 is equivalent to $1.54 per share on an annualized basis and represents a yield of approximately 3.3% on Friday, October 26’s closing price of $47.19 per share. We have paid uninterrupted quarterly dividends to shareholders since our founding in 1970.

Our 6.75% Series D quarterly preferred dividend is $0.421875 per share.

About BRE Properties

BRE Properties, based in San Francisco, California, focuses on the development, acquisition and management of apartment communities located primarily in the major metropolitan markets of Southern and Northern California and Seattle. BRE directly owns 75 multifamily communities (totaling 21,240 homes) and has joint venture interests in an additional 8 apartment communities (totaling 2,864 homes). BRE Properties is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index. For more information on BRE Properties, please visit our website at www.breproperties.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting community development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no obligation to update this information. For more details, refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

-XXX-

BRE Properties, Inc.

Consolidated Balance Sheets

Third Quarter 2012

(Unaudited, dollar amounts in thousands except per share data)

	September 30, 2012	December 31, 2011
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental communities	$3,688,763	$3,607,045
Construction in progress	299,573	246,347
Less: accumulated depreciation	(800,788)	(729,151)

	3,187,548	3,124,241

Equity in real estate joint ventures:
Investments	41,008	63,313
Land under development	109,694	101,023

Total real estate portfolio	3,338,250	3,288,577
Cash	30,046	9,600
Other assets	76,607	54,444

TOTAL ASSETS	$3,444,903	$3,352,621

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$990,018	$724,957
Unsecured line of credit	—	129,000
Mortgage loans payable	742,233	808,714
Accounts payable and accrued expenses	67,063	63,273

Total liabilities	1,799,314	1,725,944

Redeemable and other noncontrolling interests	8,107	16,228

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 2,159,715 shares with $25 liquidation preference issued and outstanding at September 30, 2012 and December 31, 2011, respectively.	22	22
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 76,831,467 and 75,556,167 at September 30, 2012 and December 31, 2011, respectively.	768	756
Additional paid-in capital	1,636,692	1,609,671

Total shareholders’ equity	1,637,482	1,610,449

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$3,444,903	$3,352,621

BRE Properties, Inc.

Consolidated Statements of Income

Quarters and Nine Months Ended September 30, 2012 and 2011

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 9/30/12	Quarter ended 9/30/11	Nine months ended 9/30/12	Nine months ended 9/30/11
REVENUES
Rental income	$96,431	$91,035	$283,632	264,267
Ancillary income	3,919	3,532	11,460	10,155

Total revenues	100,350	94,567	295,092	274,422
EXPENSES
Real estate	$31,690	$30,771	$93,415	$88,595
Provision for depreciation	25,097	25,414	74,922	76,724
Interest	16,998	18,374	50,488	56,861
General and administrative	5,093	5,678	17,151	16,071
Other expenses (1)	15,000	149	15,000	402

Total expenses	93,878	80,386	250,976	238,653
Other income	740	677	1,966	1,878
Net income before noncontrolling interests, partnership income and discontinued operations	7,212	14,858	46,082	37,647
Income from unconsolidated entities	669	791	2,125	2,162
Net gain on sale of unconsolidated entities	6,025	2,248	6,025	2,248

Income from continuing operations	13,906	17,897	54,232	42,057
Discontinued operations:
Discontinued operations, net (2)	—	799	231	2,347
Net gain on sales of discontinued operations	—	—	8,279	—

Income from discontinued operations	—	799	8,510	2,347
NET INCOME	$13,906	$18,696	$62,742	44,404

Redeemable and other noncontrolling interest in income	105	332	315	1,003
Redemption related preferred stock issuance cost	—	155	—	3,771
Dividends attributable to preferred stock	911	1,138	2,733	6,744

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$12,890	$17,071	$59,694	$32,886

Net income per common share—basic	$0.17	$0.23	$0.78	$0.47

Net income per common share—diluted	$0.17	$0.23	$0.78	$0.47

Weighted average shares outstanding—basic (3)	76,813	74,965	76,471	69,950

Weighted average shares outstanding—diluted (3)	77,130	75,390	76,840	70,400

(1)	For the quarter and nine months ended September 30, 2012, Other expenses included an impairment charge related to a land parcel in Land under development that was transferred to Other assets. For the quarter and nine months ended September 30, 2011, Other expenses included $149,000 and $402,000, respectively, related to acquisition costs.
(2)	Includes one community sold during 2012 and two communities sold during 2011.

	Quarter ended 9/30/12	Quarter ended 9/30/11	Nine months ended 9/30/12	Nine months ended 9/30/11
Rental and ancillary income	$0	$2,080	$498	$6,290
Real estate expenses	—	(764)	(191)	(2,399)
Provision for depreciation	—	(517)	(76)	(1,544)

Income from discontinued operations, net	$0	$799	$231	$2,347

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated community, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our communities that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our communities, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 9/30/2012	Quarter Ended 9/30/2011	Nine Months Ended 9/30/2012	Nine Months Ended 9/30/2011
Net income available to common shareholders	$12,890	$17,071	$59,694	$32,886
Depreciation from continuing operations	25,097	25,414	74,922	76,724
Depreciation from discontinued operations	—	517	76	1,544
Redeemable and other noncontrolling interest in income	105	332	315	1,003
Depreciation from unconsolidated entities	512	519	1,511	1,540
Net gain on sales of discontinued operations	—	—	(8,279)	—
Net gain on sale of unconsolidated entities	(6,025)	(2,248)	(6,025)	(2,248)
Less: Redeemable noncontrolling interest in income not convertible into common shares	(105)	(105)	(315)	(315)

Funds from operations	$32,474	$41,500	$121,899	$111,134

Diluted shares outstanding—EPS (1)	77,130	75,390	76,840	70,400
Net income per common share—diluted	$0.17	$0.23	$0.78	$0.47

Diluted shares outstanding—FFO (1)	77,130	76,000	76,860	71,010
FFO per common share—diluted	$0.42	$0.55	$1.59	$1.57

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from community dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our communities that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our communities, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter Ended 9/30/2012	Quarter Ended 9/30/2011	Nine Months Ended 9/30/2012	Nine Months Ended 9/30/2011
Net income available to common shareholders	$12,890	$17,071	$59,694	$32,886
Interest, including discontinued operations	16,998	18,374	50,488	56,861
Depreciation, including discontinued operations	25,097	25,931	74,998	78,268

EBITDA	54,985	61,376	185,180	168,015
Redeemable and other noncontrolling interest in income	105	332	315	1,003
Net gain on sales	—	—	(8,279)	—
Dividends on preferred stock	911	1,138	2,733	6,744
Other expenses	15,000	149	15,000	402
Net gain on sale of unconsolidated entities	(6,025)	(2,248)	(6,025)	(2,248)
Redemption related to preferred stock issuance cost	—	155	—	3,771

Adjusted EBITDA	$64,976	$60,902	$188,924	$177,687

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core community operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead from acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter Ended 9/30/2012	Quarter Ended 9/30/2011	Nine Months Ended 9/30/2012	Nine Months Ended 9/30/2011
Net income available to common shareholders	$12,890	$17,071	$59,694	$32,886
Interest, including discontinued operations	16,998	18,374	50,488	56,861
Depreciation, including discontinued operations	25,097	25,931	74,998	78,268
Redeemable and other noncontrolling interest in income	105	332	315	1,003
Net gain on sales	—	—	(8,279)	—
Net gain on sale of unconsolidated entities	(6,025)	(2,248)	(6,025)	(2,248)
Dividends on preferred stock	911	1,138	2,733	6,744
General and administrative expense	5,093	5,678	17,151	16,071
Other expenses	15,000	149	15,000	402
Redemption related to preferred stock issuance cost	—	155	—	3,771

NOI	$70,069	$66,580	$206,075	$193,758

Less Non Same-Store NOI	6,488	6,960	18,799	17,614

Same-Store NOI	$63,581	$59,620	$187,276	$176,144

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated October 30, 2012 including attachments.

99.2	Supplemental Financial data dated September 30, 2012 including attachments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc. (Registrant)

Date: October 30, 2012	/s/ John A. Schissel
John A. Schissel Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press release of BRE Properties, Inc. dated October 30, 2012, including attachments.

99.2	Supplemental Financial data dated September 30, 2012 including attachments.